

                                                  Ratios of Earnings to Fixed Charges

                                                 Qtr End
                                               ---------------------------------------------------------------------
                                                10/2/2004      2003        2002       2001       2000        1999
                                               ---------------------------------------------------------------------

Ratio of Earnings to Fixed Charges:

Consolidated                                         1.50x      0.81x       1.22x      1.25x      1.39x       1.45x

Consolidated, excluding interest on deposits         1.72x      0.71x       1.40x      1.56x      1.94x       2.06x

Parent company                                       2.10x      0.26x       1.60x      2.05x      3.13x       3.29x



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

                                                  Temple-Inland Inc. (Parent company)
                                          Computations of Ratios of Earnings to Fixed Charges

                                                   Quarter
                                                     End                                   Actual
                                                 ------------    --------------------------------------------------------
For the year  (dollars in millions)               10/2/2004             2003        2002      2001       2000       1999
                                                 ------------    --------------------------------------------------------
Ratio of Earnings to Fixed Charges:
  Earnings:
  Pre-tax income from continuing operations            $177             $ (97)     $ 107       $177      $ 320     $ 306
  Less: Financial services pre-tax income              (128)             (181)      (164)      (184)      (189)     (138)
        Equity method investees pre-tax income          (19)               (6)         -         (3)        (9)       (9)
           Capitalized interest                           -                (1)         -         (4)        (4)       (2)
  Add:  Dividends from Financial Services investees      70               166        125        124        110        70
           Dividends from equity method                  10                 8         11          -         14         1
           Equity method investees pre-tax loss           -                 -          1          -          -         -
           Fixed charges from below                     103               144        141        109        116       102
           Amortization of capitalized interest           3                 4          4          4          5         6
                                                 ------------    --------------------------------------------------------
Total earnings                                         $216               $37       $225       $223       $363      $336
                                                 ============    ========================================================

Fixed Charges:
  Interest expense - Parent company                     $97              $135       $133        $98      $ 105      $ 95
  Capitalized interest                                    -                 1          -          4          4         2
  Interest portion of rental expense                      6                 8          8          7          7         5
                                                 ------------    --------------------------------------------------------
Total fixed charges                                    $103              $144       $141       $109       $116      $102
                                                 ============    ========================================================

Ratio of earnings to fixed charges:
Actual                                                 2.10x             0.26x     1.60x      2.05x      3.13x     3.29x
                                                 ============    ========================================================


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

                                                   Temple-Inland Inc. (Consolidated)
                                                    Including Interest on Deposits
                                          Computations of Ratios of Earnings to Fixed Charges

                                                 Quarter
                                                   End                                       Actual
                                                -----------     -----------------------------------------------------------
For the year  (dollars in millions)             10/2/2004           2003          2002        2001       2000       1999
                                                -----------     -----------------------------------------------------------

Ratio of Earnings to Fixed Charges:
  Earnings:
  Pre-tax income from continuing operations          $177               $(97)       $ 107      $ 177      $ 320     $ 306
  Less: Capitalized interest                           (1)                (2)          (1)        (6)        (7)       (5)
        Equity method investees pre-tax income        (19)                (6)           -         (3)        (9)       (9)
  Add:  Fixed charges from below                      339                499          545        709        839       662
        Equity method investees pre-tax loss            -                  -            1          -          -         -
        Dividends from equity method investees         10                  8           11          -         14         1
        Amortization of capitalized interest            3                  4            4          6          7         8
                                                -----------     -----------------------------------------------------------
Total earnings                                       $509               $406         $667       $883     $1,164      $963
                                                ===========     ===========================================================

Fixed Charges:
  Interest expense                                    $97               $135        $ 133       $ 98      $ 105      $ 95
  Interest on borrowings - Financial Services         128                169          161        196        225       173
  Interest on deposits - Financial Services           104                182          239        399        493       379
  Capitalized interest                                  1                  2            1          6          7         8
  Interest portion of rental expense                    9                 11           11         10          9         7
                                                -----------     -----------------------------------------------------------
Total fixed charges                                  $339               $499         $545       $709       $839      $662
                                                ===========     ===========================================================

Ratio of earnings to fixed charges                   1.50x              0.81x        1.22x      1.25x      1.39x     1.45x
                                                ===========     ===========================================================

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

                                                   Temple-Inland Inc. (Consolidated)
                                                    Excluding Interest on Deposits
                                          Computations of Ratios of Earnings to Fixed Charges

                                                 Quarter
                                                   End                                       Actual
                                                -----------     -----------------------------------------------------------
For the year  (dollars in millions)             10/2/2004           2003          2002        2001       2000       1999
                                                -----------     -----------------------------------------------------------

Ratio of Earnings to Fixed Charges:
  Earnings:
  Pre-tax income from continuing operations           $177              $(97)       $ 107      $ 177      $ 320     $ 306
  Less: Capitalized interest                            (1)               (2)          (1)        (6)        (7)       (5)
        Equity method investees pre-tax income         (19)               (6)           -         (3)        (9)       (9)

  Add: Fixed charges from below                        235               317          306        310        346       283
        Equity method investees pre-tax loss             -                 -            1          -          -         -
        Dividends from equity method investees          10                 8           11          -         14         1
        Amortization of capitalized interest             3                 4            4          6          7         8
                                                -----------     -----------------------------------------------------------
Total earnings                                        $405              $224         $428       $484       $671      $584
                                                ===========     ===========================================================

Fixed Charges:
  Interest expense                                     $97              $135        $ 133       $ 98      $ 105      $ 95
  Interest on borrowings - Financial Services          128               169          161        196        225       173
  Capitalized interest                                   1                 2            1          6          7         8
  Interest portion of rental expense                     9                11           11         10          9         7
                                                -----------     -----------------------------------------------------------
Total fixed charges                                   $235              $317        $ 306       $310      $ 346     $ 283
                                                ===========     ===========================================================

Ratio of earnings to fixed charges                   1.72x              0.71x        1.40x      1.56x      1.94x     2.06x
                                                ===========     ===========================================================